   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 2, 2012

VIRTUAL PIGGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152050	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

15 West Highland Avenue
Philadelphia, PA	19118
(Address of Principal Executive Offices)	(Zip Code)

(215) 247-5500
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On May 2, 2012, Virtual Piggy, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Fiordaliso, LTD. (the “Purchaser”), pursuant to which we issued and sold 187,500 Units to the Purchaser at a purchase price of $0.80 per Unit, in consideration of gross proceeds of $150,000. Each Unit consisted of: (i) two shares of the Company’s common stock, (ii) a warrant to purchase one share of the Company’s common stock at an exercise price of 0.50 per share for a term of two years (the “Series A Warrant”), and (iii) a warrant to purchase one half share of the Company’s common stock at an exercise price of $1.00 per share for a term of three years (the “Series B Warrant”). Pursuant to the Purchase Agreement, the Purchaser also agreed to purchase an additional $850,000 of Units in a series of six closings, which shall occur on the first day of each month commencing on June 1, 2012 and continuing until November 1, 2012.

Copies of the form of Purchase Agreement and Warrant are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. The descriptions of certain terms of the Purchase Agreement and Warrant set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Purchase Agreement and Warrant, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.

The foregoing securities were sold to one non-U.S. person (as that term is defined in Rule 902 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”)) in an offshore transaction, without registration under the Securities Act, in reliance upon an exemption from registration provided by Regulation S under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

Item 3.02         Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit
10.1	Securities Purchase Agreement dated May 2, 2012
10.2	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: May 8, 2012	By:	/s/ Ernest Cimadamore
Ernest Cimadamore
Secretary

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